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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                         _____________________________


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




         Date of Report                               April 26, 1996
(Date of earliest event reported)


                                Serv-Tech, Inc.
             (Exact name of registrant as specified in its charter)


                                     Texas
                 (State or other jurisdiction of incorporation)


         0-1788                                                 1398757
         ------                                                 -------
(Commission File Number)                                        (IRS Employer
                                                          Identification Number)



5200 Cedar Crest Boulevard
Houston, Texas                                                   77087
(Address of principal executive offices)                        (Zip code)



                                  713 644-9974
              (Registrant's telephone number, including area code)
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Item 5.  Other Events.

On April 26, 1996, Serv-Tech, Inc. ("the Company") signed a letter of intent to merge with HydroChem Industrial Services, Inc. ("HydroChem") of Houston, Texas. HydroChem shareholders would be issued shares representing 55 percent of the total outstanding shares (including the Company's stock options) of a new entity formed for such purpose. The Company's shareholders would receive shares representing 45 percent of the new entity. The transaction would be tax-free for shareholders of both companies. The letter of intent calls for both parties to negotiate and finalize a definitive merger agreement by July 1, 1996. Consummation of the merger will be subject to approval by the board of directors and shareholders of each company, and upon usual and customary conditions, including regulatory approvals.

Item 7.  Financial Statements and Exhibits.

         (c)   Exhibits

               99.1 News Release announcing the letter of intent to merge with HydroChem, dated April 26, 1996.

               99.2  Letter of Intent.